UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 23, 2003

OUTBACK STEAKHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, 5th Floor, Tampa, FL	33607

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(813) 282-1225

Not applicable.

(Former name or former address, if changed since last report)

Item 12.	Results of Operations and Financial Condition

On October 23, 2003, Outback Steakhouse, Inc. issued a press release reporting declaration of a quarterly dividend. A copy of the press release is attached to this 8-K as Exhibit 99.1.

The following information is being furnished pursuant to Item 9 – Regulation FD Disclosure and Item 12 – Results of Operations, pursuant to SEC Release No. 33-8216.

On October 23, 2003, Outback Steakhouse, Inc. issued a press release reporting its financial results for the third quarter of fiscal year 2003, which ended September 30, 2003, and that it will file a restated 2002 Form 10-K and first and second quarter 2003 Forms 10-Q due to an accounting change. A copy of the release is attached as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK STEAKHOUSE, INC.
(Registrant)

Date: October 23, 2003	By:	/s/ Robert S. Merritt

Robert S. Merritt
Senior Vice President and
Chief Financial Officer